EXHIBIT 99.1

GLAMIS GOLD LTD.

A M E N D E D

INCENTIVE SHARE PURCHASE OPTION PLAN

Dated for Reference September 30, 1995

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1          In the Plan:

Associate has the meaning ascribed thereto in the Securities Act (British Columbia);

Board means the board of directors of the Company;

Common Shares means Common shares without par value in the capital of the Company;

Company means Glamis Gold Ltd.

Director means a director of the Company;

Effective Date of an Option means the date on which the Option is granted, whether or not the grant is subject to any Regulatory approval;

Employee means an employee of the Company or of a Subsidiary of the Company;

Expiry Date of an Option means the day on which an Option lapses;

Insider means

(i) an insider of the Company as defined in the Securities Act (British Columbia), other than a person who is such an insider solely by virtue of being a director or senior officer of a subsidiary of the Company, and

(ii) an Associate of a person who is an Insider by virtue of §(i);

Officer means an individual who is an officer of the Company as an appointee of the Board;

Option means a right to purchase Common Shares granted under the Plan to a Service Provider;

Option Committee means a committee to which the Board delegates the power to grant Options hereunder;

Option Commitment means a notice of a grant of an Option under the Plan, substantially in the form of the Schedule hereto, delivered by the Company to the Optionee;

Optioned Shares means Common Shares subject to an Option;

Optionee means a person to whom an Option is granted by the Company under the Plan;

Plan means this Incentive Share Purchase Option Plan;

Regulatory Approval means the approval of The Toronto Stock Exchange and every other stock exchange or securities regulatory agency that may have jurisdiction in the circumstances;

Retired means, with respect to an Officer or Employee, the retirement of the Officer or Employee from his duties with the Company, after reaching the age of sixty years or completing twenty years of employment with the Company and/or its subsidiaries and, with respect to a Director, retirement in accordance with the Articles of the Company;

Service Provider means:

(i) an Employee or Insider; and

(ii) any other person or company engaged to provide ongoing management or consulting services for the Company or a subsidiary of the Company or any other entity controlled by the Company;

Share Compensation Arrangement means a stock option plan, stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of shares in the capital of the Company to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Company or a Subsidiary of the Company by way of a loan, guarantee or otherwise;

Subscription Price means the amount payable on an exercise of an Option;

Subsidiary means a subsidiary as determined under the Company Act (British Columbia);

Totally Disabled, with respect to an Employee or Officer, means that, solely because of disease or injury, the Employee or Officer is deemed by a qualified physician selected by the Company to be unable to work at his occupation with the Company and, with respect to a Director, means that, solely because of disease or injury, the Director is deemed by a qualified physician selected by the Company to be unable to carry out his or her responsibilities on the Board.

A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

PART 2

THE PLAN

Purpose of Plan

2.1          The purpose of the Plan is to recognize contributions made by Service Providers and to provide for an incentive for their continuing relationship with the Company and its Subsidiaries.

Eligibility

2.2          Options to purchase unissued Common Shares may be granted hereunder to Service Providers by the Board in its discretion.

Incorporation of Terms of Plan

2.3          Subject to specific variations approved by the Board, all terms and conditions set out herein will be incorporated into and form part of each Option granted under the Plan.

Maximum Number of Shares to be Allotted

2.4          The maximum aggregate number of Common Shares that may be

(a) allotted for issuance under the Plan, is 8,947,230;

(b) reserved for issuance to any one person under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Common Shares reserved for issuance to such person under any other option to acquire Common Shares;

(c) reserved for issuance to Insiders under the Plan shall be 10% of the Common Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Common Shares reserved for issuance to Insiders under any other Share Compensation Arrangement,

(d) issued under the Plan in any one year period to an Insider and his Associates, is 5% of the number of Common Shares issued and outstanding (on a non-diluted basis) immediately before that time, less any Common Shares issued to such person or his

Associates pursuant to any other Share Compensation Arrangement during the preceding one year period;

(e) issued within any one-year period to Insiders pursuant to the exercise of Options shall not exceed 10% of the number of Common Shares issued and outstanding (on a non-diluted basis) immediately before that time, less any Common Shares acquired by Insiders pursuant to any other Share Compensation Arrangement during the preceding one year period;

except as approved by the holders of common shares of the Company (but only if and to the extent such approval is required by The Toronto Stock Exchange).

2.5          For the purposes of subparagraphs 2.4(c) and (d), the number of Common Shares issued and outstanding shall be determined on the number of Common Shares that are outstanding immediately prior to the time of calculation, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period.

2.6          For purposes of calculations under §2.4(c), there will be excluded from consideration any allotment or issuance of a share to a person at a time when that person was not an Insider, or was not an Associate of an Insider, as the case may be.

Shareholder Approval

2.7          If and to the extent that an approval referred to in §2.4 is required by The Toronto Stock Exchange, the approval must be given by a resolution passed by a majority of the votes cast thereon at a meeting of holders of all classes of common shares of the Company, and may be given by way of confirmation at the first meeting of such shareholders following establishment of the Plan, and no Optioned Share will be issued pursuant to any Option before it has been determined that no such approval is required or, if it is required, before it has been given.

Share Not Acquired

2.8          For the purposes of §2.4, a Common Share that might have been but was not acquired under an Option which has expired or been cancelled or terminated will be considered as not having been the subject of the Option.

Powers of Board

2.9          The Board will be responsible for the general administration of the Plan, the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising pursuant to the Plan, and without limiting the generality of the foregoing, the Board will have the power to

(a) grant Options pursuant to the Plan,

(b) allot Common Shares for issuance on the exercise of Options,

(c) subject to Regulatory Approval, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken pursuant to the Plan, except that no amendment, suspension, termination or discontinuance of the Plan will alter or impair any Option without the written consent of the Optionee, and

(d) delegate its powers to an Option Committee.

PART 3

TERMS AND CONDITIONS OF OPTIONS

Subscription Price

3.1          The Subscription Price per Common Share to be acquired on the exercise of an Option will be either

(a) the closing price per share for the Common Shares on The Toronto Stock Exchange on the last trading day on such exchange before the Effective Date of the Option,

(b) if at the time of granting the Option the Board is of the opinion that the price determined under §(a) would not be a representative price, the simple average of the high and low trading prices per share for the Common Shares on The Toronto Stock Exchange on the last five trading days on such exchange before the Effective Date of the Option on which a trade of Common Shares occurred, or

(c) such other price as determined by the Board and as approved by The Toronto Stock Exchange in respect of share purchase options issued under the Plan which are the result of options to acquire shares of acquired companies being converted into options to acquire common shares.

Term of Options

3.2          The term of an Option will be such period after the Effective Date thereof, not exceeding ten years, as the Board determines at the time of granting of the Option.

Vesting of Option Rights

3.3          The Board may fix the terms of any Option granted in such manner as the Board determines in its discretion.

Limitation on Right to Exercise

3.4          No Option may be exercised after the time at which the Optionee ceases to be a Service Provider, except as follows:

(a) if the Optionee ceases to be a Service Provider by reason of the death of the Optionee, the personal representatives of the Optionee may, from time to time no later than the first to occur of the Expiry Date of the Option and one year after the time of death, exercise the Option as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and had not exercised at the time of death;

(b) if the Optionee ceases to be a Service Provider by reason that the Optionee has Retired or become Totally Disabled, the Optionee or, if the Optionee dies after that time the personal representatives of the Optionee, may from time to time no later than the first to occur of the Expiry Date of the Option and one year after ceasing to be a Service Provider, exercise the Option as to a total number of shares as to which the Optionee would from time to time have been entitled to acquire if he had remained as a Service Provider;

(c) if the Optionee ceases to be a Service Provider by reason that

(i) the Optionee is dismissed from office or employment for cause in circumstances under which §(b) does not apply, or

(ii) the Optionee voluntarily terminates his employment in circumstances under which §(b) does not apply,

the Optionee or, if the Optionee dies after ceasing to be a Service Provider, the personal representatives of the Optionee, may from time to time no later than the first to occur of the Expiry Date of the Option and 30 days after that time, exercise the Option as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and had not exercised at the time of ceasing to be a Service Provider; and

(d) if the Optionee ceases to be a Service Provider in circumstances other than as provided in subparagraphs (a), (b) and (c), the Optionee or, if the Optionee dies after that time, the personal representatives of the Optionee, may from time to time no later than the Expiry Date of the Option and one year after ceasing to be a Service Provider, exercise the Option as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and had not exercised at the time of ceasing to be a Service Provider.

Non Assignability

3.5          Except as provided in §3.4 an Option may be exercised only by the Optionee to whom it is granted and will not be assignable.

Adjustment

3.6          The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a) if the Common Shares are subdivided or consolidated after the Effective Date of an Option, or the Company pays to holders Common Shares of record as of a date after the Effective Date of an Option a dividend payable in Common Shares, the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such shares that the Optionee would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise, and the number of such shares referred to in §2.4(a) as previously allotted or considered as allotted or issued for the purposes of §2.4(c) will be correspondingly adjusted;

(b) if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which §(a) does not apply, the board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by Optionees on the exercise of Options then outstanding and will make such amendments to the Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result; and

(c) the Company will not be required to issue any fractional share in satisfaction of its obligations hereunder or any payment in lieu thereof.

Disputes

3.7          If any question arises at any time with respect to the Subscription Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this §3.7, such question will, subject to receipt of applicable regulatory approval, be conclusively determined by the Company’s auditor, or, if the auditor declines to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Company may designate, and such auditor or other firm will have access to all appropriate records and its determination will be binding upon the Company and all Optionees.

PART 4

PROCEDURE

Option Commitment

4.1          Upon the granting of an Option hereunder, the Chairman or President of the Company, or if the Board has delegated its duties hereunder to an Option Committee, any member of such committee, will execute and deliver to the Optionee an Option Commitment detailing the terms of the Option and upon such delivery the Optionee will be a participant in the Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein, subject to the terms of the Option Commitment and the Plan.

Manner of Exercise

4.2          An Optionee being entitled to and wishing to exercise an Option may do so only by delivering to the Company at its head office:

(a) a written notice addressed to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b) a certified cheque or bank draft payable to the Company for the aggregate Subscription Price for the Optioned Shares being acquired.

Share Certificates

4.3          Upon an exercise of an Option the Company will direct its transfer agent to issue a share certificate to an Optionee for the appropriate number of Optioned Shares not later than five days thereafter.

PART 5

GENERAL PROVISIONS

Governing Law

5.1          The Plan will be construed in accordance with and the rights of the Company and the Optionees will be governed by the laws of British Columbia and the laws of Canada applicable therein.

Notice

5.2          Each notice, demand or communication required or permitted to be given under the Plan will be in writing and will be delivered to the person to whom it is addressed. The date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

SCHEDULE

SHARE PURCHASE OPTION COMMITMENT

Notice is hereby given that, effective        ●       ,      ●     (the “Effective Date”) Glamis Gold Ltd. (the “Company”) has, pursuant to the Company’s Incentive Share Purchase Option Plan (the “Plan”), granted to        ●       (the “Optionee”), an Option (the “Option”) to acquire up to        ●       Common Shares (the “Optioned Shares”) up to 5:00 p.m. Vancouver Time on        ●       ,      ●     (the “Expiry Date”) at a Subscription Price of Cdn. $     ●     per share.

Optioned Shares may be acquired as follows:

The grant of the Option evidenced hereby is made on and subject to the terms and conditions of the Plan, which are incorporated by reference herein. The number of Optioned Shares will be adjusted if and to the extent required in accordance with §3.7 of the Plan.

To exercise the Option, the Optionee must, unless otherwise agreed to by the Company, deliver to the Company at its head office a written notice specifying the number of Optioned Shares the Optionee wishes to acquire, together with a certified cheque or bank draft payable to the Company for the aggregate Subscription Price for such shares. A share certificate evidencing the Optioned Shares thereby acquired will be issued to the Optionee by the Company’s transfer agent in accordance with the Plan.

GLAMIS GOLD LTD.

Per: